Exhibit 4.3

AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED VOTING AGREEMENT (this “Amendment”) is made and effective as of May 31, 2013, by and among Akebia Therapeutics, Inc., a Delaware corporation (the “Company”), and the “Stockholders” as defined in that certain Third Amended and Restated Voting Agreement, dated as of May 10, 2013, by and among the Company and the Stockholders a party thereto (the “Agreement”). Capitalized terms not defined herein have the meanings given them in the Agreement.

RECITALS

WHEREAS, on May 10, 2013, the Agreement was entered into by the Company and the Investors in connection with the transactions and agreements contemplated in that certain Series C Preferred Stock Purchase Agreement by and between the Company and certain parties as listed therein, dated as of May 10, 2013 (the “Series C Stock Purchase Agreement” and the transactions and agreements contemplated therein collectively the “Series C Transaction”); and

WHEREAS, in connection with an Additional Closing (as defined in the Series C Stock Purchase Agreement) to the Series C Transaction dated May 31, 2013, the Company and the Stockholders holding more than the Appropriate Percentage (as defined in the Agreement) of the shares of the Company’s Common Stock issuable upon conversion of the outstanding shares of the Company’s Preferred Stock (as defined in the Agreement) desire to amend the Agreement in accordance with the terms and conditions more fully set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and other good and valuable consideration had and received, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:

1. Amendments.

(a) Section 1.2(d) is hereby amended by deleting it in its entirety and replacing it with the following: “(d) As Preferred Directors, two persons designated by Novo A/S (each, a “New Investor Director”).”

(b) Section 6.8(i) is hereby amended by deleting it in its entirety and replacing it with the following:

(i) this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders in the same fashion, and provided that (the following provisions of this Section 6.8(i) proviso, the “Liability Proviso”) any amendment of Sections 3.3(c) and 3.3(d) hereof, as well as any amendment of this Liability Proviso, shall require, in addition to any other approvals required by this Section 6.8, also the approval of (A) Satter Investment

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Management, LLC so long as Satter Investment Management, LLC or any of its Affiliates holds any Preferred Stock or Common Stock issued upon conversion of any of such Preferred Stock, (B) Novartis Bioventures Ltd. so long as Novartis Bioventures Ltd. holds any Preferred Stock or Common Stock issued upon conversion of any of such Preferred Stock, and (C) Novo A/S so long as Novo A/S holds any Preferred Stock or Common Stock issued upon conversion of any of such Preferred Stock;

(c) Section 6.8 (iv) is hereby amended by deleting it in its entirety and replacing it with the following:

(iv) Section 1.2(a) of this Agreement shall not be amended or waived without the written consent of Satter Investment Management, LLC, Section 1.2(b) of this Agreement shall not be amended or waived without the written consent of Novartis Bioventures Ltd., Section 1.2(c) shall not be amended or waived without the written consent of Kearny Venture Partners, Section 1.2(d) shall not be amended or waived without the written consent of Novo A/S, Section 1.2(e) shall not be amended or waived without the written consent of the holders of a majority of the outstanding shares of Common Stock (including, on an as-converted to Common Stock basis, all shares of Preferred Stock convertible into Common Stock) and Section 1.6 shall not be amended or waived without the written consent of Satter Investment Management, LLC and Novartis Bioventures Ltd. Notwithstanding the foregoing, if any amendment, modification, termination or waiver of this section or any other section or subsection of this Agreement would deprive Satter Investment Management, LLC, Novartis Bioventures Ltd., Kearny Venture Partners, or Novo A/S of its director designation rights (or of Duane Nash’s right to be named to the Board) under Section 1.2, then the written consent of such party or such person (in the case of Mr. Nash) shall be required.

2. Miscellaneous Amendments. The Agreement is amended hereby so that any reference therein to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

3. Continuance of Agreement. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

4. Governing Law. The laws of the State of Delaware govern all matters arising out of or relating to this Amendment, including, without limitation, its interpretation, construction, performance, and enforcement, without giving effect to such state’s conflicts of law principles or rules of construction concerning the drafter hereof.

5. Counterparts. This Amendment may be executed in two or more counterparts, including by facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

AKEBIA THERAPEUTICS, INC.

By:	/s/ Joseph H. Gardner
Joseph H. Gardner, Ph.D. President and Chief Executive Officer

Address:

9987 Carver Road, Suite 420 Cincinnati, OH 45242

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

NOVARTIS BIOVENTURES LTD.

By:	/s/ Simon Zivi
Name: Simon Zivi
Title: Deputy Chairman

By:	/s/ Rebecca White
Name: Rebecca White
Title: Authorized Signatory

Address:

NOVARTIS BIOVENTURES LTD.

Attn: Henri Simon Zivi

131 Front Street

Hamilton HM 12

Bermuda

But for mail, to:

Novartis BioVentures Ltd.

Attn: Henri Simon Zivi

PO Box HM 2899

Hamilton HM LX Bermuda

And, also send a copy to:

Novartis Venture Fund

Attn: Campbell Murray

Five Cambridge Center, Suite 603

Cambridge, MA 02142

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

VENTURE INVESTORS EARLY STAGE FUND IV LIMITED PARTNERSHIP

By:	VIESF IV GP, LLC, its General Partner

By:	/s/ Paul M. Weiss
Name: Paul M. Weiss, PhD Title: Managing Director

Address:

505 South Rosa Road Madison, WI 53719-1262 Attn: Paul Weiss, Managing Director Phone: (608) 441-2700 Fax: (608) 441-2727 Email: paul@ventureinvestors.com

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

TRIATHLON MEDICAL VENTURES FUND, L.P.

By:	Triathlon Medical Ventures, LLC
Its:	General Partner

By:	/s/ John M. Rice
John M. Rice Managing Partner

Address: 300 E-Business Way Suite 200 Cincinnati, OH 45241

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

KEARNY VENTURE PARTNERS, L.P.

By:	/s/ Anupam Dalal
Name: Kearny Venture Associates, LLC
Title: its General Partner
Address: Attn: Anupam Dalal Kearny Venture Associates LLC 88 Kearny Street, Suite 1800 San Francisco, CA 94108-5530 KEARNY VENTURE PARTNERS ENTREPRENEURS FUND, L.P.

By:	/s/ Anupam Dalal
Name: Kearny Venture Associates, LLC Title: its General Partner
Address: Attn: Anupam Dalal Kearny Venture Associates LLC 88 Kearny Street, Suite 1800 San Francisco, CA 94108-5530

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

THOMAS WEISEL HEALTHCARE VENTURE PARTNERS, L.P.

By: Thomas Weisel Capital Management LLC Title: its Managing Member

By:	/s/ Anupam Dalal
Name: Anupam Dalal Title: Managing Director Address: 88 Kearny Street, Suite 1800 San Francisco, CA 94108

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

ATHENIAN VENTURE PARTNERS III L.P.

By: Athenian III, Ltd Its: General Partner

By:	/s/ Karl O. Elderkin
Name: Karl O. Elderkin Title: President

AVP OHIO TECHNOLOGY I L.P.

By: AVP Ohio I, Ltd. Its: General Partner

By:	/s/ Karl O. Elderkin
Name: Karl O. Elderkin Title: President Address: 340 West State Street Unit 29/Suite 137D Athens OH 45701

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above,

AGECHEM VENTURE FUND L.P.

By:	/s/ Louis Lacasse
Name: Louis Lacasse Title: President Address: Attn: Louis Lacasse, President 1 Westmount Square, Suite 800 Montreal, Quebec, Canada H3Z 2P9

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

CINCINNATI CORNERSTONE INVESTORS AKB, LLC

By:	/s/ Robert W. Coy, Jr.
Robert W. Coy
President

Address:

30 West 3rd Street, 6th Floor Cincinnati, OH 45202-3559

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

FAMILY AKEBIA INVESTMENTS LLC

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Managing Member

Address:

1185 Park Avenue #11G New York, NY 10128

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

MUNEER A. SATTER REVOCABLE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

THE SATTER FOUNDATION

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

SATTER FAMILY TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

SATTER CHILDREN’S TRUST I

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

Address:

c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

KRISTEN HAYLER HERTEL REVOCABLE TRUST

By:	/s/ Kristen Hayler Hertel
Name: Kristen Hayler Hertel
Title: Trustee

Address:

c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muncer A. Satter

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

ANNE-CAROLE WITORT INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter Title: Trustee

ROSE SHEREEN FUQUA INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter Title: Investment Advisor

RABI H. SATTER INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter Title: Investment Advisor

JOHN WOOD TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter Title: Investment Advisor Address: c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to he executed as of the date first written above.

ABDUS SATTER INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter Title: Trustee

GORDON AND BARBARA ANNE HERTEL INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter Title: Trustee Address: c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED VOTING AGREEMENT